Exhibit 13(d)

Execution Version

AMENDMENT NO. 11 TO CREDIT AGREEMENT

AMENDMENT NO. 11 TO CREDIT AGREEMENT, dated as of January 20, 2026 (this “Amendment”), amending certain provisions of the Credit Agreement, dated as of July 20, 2021 and as amended on December 13, 2021, January 26, 2021, July 21, 2022, May 31, 2023, July 19, 2023, September 22, 2023, November 21, 2023, December 21, 2023, January 17, 2024 and January 17, 2025 (as further amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among SABA CAPITAL INCOME & OPPORTUNITIES FUND, as borrower (the “Borrower”), and THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as lender (in such capacity, together with its successors in such capacity, the “Lender”).

WITNESSETH:

WHEREAS, the Borrower and the Lender have agreed to amend certain provisions of the Agreement pursuant to Section 9.1 (Amendments and Waivers) of the Agreement;

WHEREAS, the Borrower has further requested that the Lender (i) extend the Final Maturity Date (the “Extension”) and (ii) reduce the Commitment Amount, in each case, effective as of the date hereof (collectively, the “Transaction”); and

WHEREAS, the Lender is willing to consent to the Transaction and such other amendments to the Agreement on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Agreement shall have the same meanings herein as in the Agreement.

SECTION 2. Amendments. Effective as of the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Lender and the Borrower agree as follows:

(a)       The reference to “USD 125,000,000” on the cover page to the Agreement is hereby deleted and replaced in its entirety with “USD 100,000,000”.

(b)       The definition of “Commitment Amount” in Section 1.1 (Defined Terms) of the Agreement is hereby deleted and replaced in its entirety to read as follows:

“Commitment Amount” means USD 100,000,000, as it may be increased by written agreement of the parties hereto in accordance with Section 2.14.

(c)       The definition of “Final Maturity Date” in Section 1.1 (Defined Terms) of the Agreement is hereby deleted and replaced in its entirety to read as follows:

“Final Maturity Date” means January 19, 2027; provided that, if the Final Maturity Date would otherwise fall on a day which is not a Business Day, it will instead be the immediately preceding Business Day.”

(d)       The first sentence of Exhibit B (Form of Promissory Note) of the Agreement is hereby deleted and replaced in its entirety to read as follows:

“Maximum Principal Outstanding Amount: USD 100,000,000, as may be reduced pursuant to the Credit Agreement (as defined below).”

SECTION 3. Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is conditioned upon satisfaction of the following requirements:

(a)       Executed Documents. The Lender shall have received on or before the date hereof, from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Lender (which may include facsimile or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b)       Officer’s Certificate. The Lender shall have received signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance satisfactory to the Lender and dated the Effective Date (i) certifying that attached thereto is a true, complete and correct copy of each of the resolutions of the Borrower’s board of trustees authorizing the delivery and performance of this Amendment and each other Transaction Document to which it is a party and any Loans to be made under the Credit Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, (ii) certifying as to the incumbency and specimen signature of each Responsible Officer of the Borrower executing any Transaction Document and any Loan Notice, and such certificate and the documents attached thereto shall be in form and substance satisfactory to the Lender, (iii) attaching a certificate of legal existence and good standing certificate for the Borrower from the Secretary of the Commonwealth of Massachusetts, dated as of a recent date, certified to be correct and complete copies thereof and in effect on the date hereof, and satisfactory to the Lender in its reasonable discretion, (iv) certifying that there have been no material changes to the constituent documents or other governing documents attached to the Secretary’s Certificate previously delivered to the Lender on July 20, 2021 (or, where there have been material changes, attaching certified copies of such documents as modified and in effect as of the date hereof) and (v) certifying (1) each of the representations and warranties of the Borrower set forth in the Transaction Documents to which it is a party are true and correct in all material respect on and as of the Effective Date or, as to any such representations or warranties that, by their terms, refer to an earlier date, as of such specific date; provided that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects, (2) no Default or Event of Default has occurred and is continuing on the Effective Date or immediately after giving effect to the Amendment and (3) the Borrower is Solvent.

(c)       Fees; Costs and Expenses. The Lender shall have received an extension fee equal to 0.08% of the Commitment Amount in effect as of the Effective Date (being 0.08% x $100,000,000 =$80,000), together with payment of all fees and other amounts due and payable by the Borrower on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Borrower hereunder, including, to the extent invoiced at least one (1) Business Day in advance, the fees and disbursements invoiced through the date hereof of the Lender’s special counsel, Cadwalader, Wickersham & Taft LLP.

(d)       Additional Information. The Lender shall have received all information it may reasonably deem necessary or appropriate to comply with applicable know-your-customer requirements, Anti-Money Laundering Laws and Anti-Corruption Laws.

SECTION 4. Agreement Otherwise Unchanged. Except as herein provided, the Agreement shall remain unchanged and in full force and effect, and each reference to the Agreement (and words of similar import) in the Transaction Documents shall be a reference to the Agreement as amended hereby, and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

SECTION 5. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Representations and Warranties. The Borrower represents and warrants that on the Effective Date, immediately after the Effective Date and after giving effect to the Extension, the representations and warranties of the Borrower contained in the Transaction Documents to which it is a party are true and correct, provided that to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

SECTION 7. Execution, Delivery and Performance. The Borrower represents and warrants that the Extension and the execution, delivery and performance of this Amendment by the Borrower has been duly authorized and approved by all necessary statutory trust action on the part of the trust of which the Borrower is a series, not in its individual capacity, but on behalf of the Borrower.

SECTION 8. No Default. The Borrower represents and warrants that on the Effective Date, immediately after the Effective Date and after giving effect to the Extension, no event has occurred and is continuing that would constitute a Default or Event of Default by the Borrower.

SECTION 9. Effective Date. This Amendment shall become effective as of the date of execution hereof (the “Effective Date”), subject to the satisfaction of the conditions set forth in Section 3 of this Amendment.

SECTION 10. Governing Law; Jurisdiction and Waivers. The provisions contained in the Agreement, insofar as they relate to governing law, the submission to the courts specified therein and waivers shall apply to this Amendment mutatis mutandis as if they were incorporated herein.

SECTION 11. Reaffirmation of Obligations. The Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Transaction Documents to which it is a party, and (c) agrees that except as expressly set forth herein, the execution and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender, constitute a waiver of any provision of any of the Transaction Documents or serve to effect a novation of the obligations.

SECTION 12. Reaffirmation of Security Interests. The Borrower (a) affirms the validity and enforceability of each of the Liens and security interests heretofore granted in or pursuant to the Transaction Documents as collateral security for the obligations under the Transaction Documents in accordance with their respective terms, and (b) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continues to be and remain Collateral for such obligations from and after the date hereof.

[Signatures follow on separate pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers or directors, as the case may be, as of the day and year first written above.

BORROWER

SABA CAPITAL INCOME & OPPORTUNITIES FUND

By:	Saba Capital Management, L.P., its investment adviser

By:	/s/ Michael D'Angelo
	Name:	Michael D'Angelo
	Title:	Secretary

Signature Page to Amendment No. 11 to Credit Agreement

LENDER

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:	/s/ Tracy Win
	Name:	Tracy Win
	Title:	Authorized Signatory

Signature Page to Amendment No. 11 to Credit Agreement